Exhibit 99.1

Canoo & VDL Groep Explore Partnership that will Exclude VDL Nedcar

Canoo Confirms Manufacturing for 2022 and 2023 in its U.S. Facilities

Justin, TX and Eindhoven, The Netherlands (December 15, 2021) – Canoo Inc. (NASDAQ GOEV) and VDL Groep B.V. today announced that the two companies are exploring opportunities to partner together.

“We appreciate the months of effort VDL Nedcar invested to provide us with a contract manufacturing option, but we have concluded that building in America is better aligned with our mission and current focus to invest in the communities and states that are investing in hi-tech manufacturing alongside us, creating American jobs and innovation. The support from Oklahoma and Arkansas will allow us to achieve SOP earlier and with less risk on many fronts,” said Tony Aquila, Investor, Chairman & CEO at Canoo. “While we decided not to move forward with VDL Nedcar, we also concluded that VDL Groep and the Van der Leegte family are the people we want to explore a continuing partnership with as we evaluate the best way and timing to expand Canoo into Europe with less risk and take advantage of advanced manufacturing technologies.”

“We look forward to continuing our relationship with Tony and the Canoo team, as we explore new opportunities together,” said Willem van der Leegte, President & CEO. “We see electric vehicles as a significant economic driver. We are pleased to invest in Canoo and look forward to a long and mutually beneficial relationship.”

The companies have ceased contract manufacturing discussions, which will better facilitate Canoo’s ability to utilize the incentives from Oklahoma and Arkansas. In addition, VDL Nedcar will return Canoo’s prepayment of $30.4 million USD / €25 million EURO. To underline the new relationship VDL Groep will also purchase $8.4 million USD / €7.5 million EURO of Canoo stock.

About Canoo

Canoo’s mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with bold innovations in design, pioneering technologies, and a unique business model that spans the full lifecycle of the vehicle. Distinguished by its experienced team from leading technology and automotive companies – Canoo has designed a modular electric platform purpose-built to deliver maximum vehicle interior space that is customizable across all owners in the vehicle lifecycle to support a wide range of vehicle applications for consumers and businesses, Canoo has offices in California, Michigan, and Texas. The company has announced Oklahoma as the site for its U.S. manufacturing facility, R&D, software development and customer support and financing centers. The company also recently announced Northwest Arkansas the site for its headquarters, R&D center, and EV industrialization facility.

For more information, please visit www.canoo.com. For Canoo press materials, including photos, please visit press.canoo.com. For investors, please visit investors.canoo.com.

About VDL Nedcar

VDL Nedcar is an experienced Dutch vehicle contract manufacturing company that has been building cars for over 50 years. Since starting as DAF, we have built cars for Volvo, DaimlerChrysler, Mitsubishi and currently BMW. Twenty-three different models – together representing almost six million cars – have rolled off the production line in Born.

About VDL Groep

VDL Groep, with its head office in Eindhoven, is an international industrial family business with 105 companies, spread over 19 countries and with more than 15,000 employees. The VDL companies are divided into four divisions: Supplies, Car Assembly, Buses and Finished Products.

Media Contact

Agnes Gomes-Koizumi

Vice President, Communications

Agnes.Gomes-Koizumi@canoo.com

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches and achievement of other operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, anticipated customer orders, and expectations regarding development of facilities and the negotiation, availability or receipt of state incentives. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination with Hennessy Capital Acquisition Corp. IV; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business; the ability to issue equity or equity-linked securities, and those factors discussed  under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2021, as well as its Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change. However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.